Press Release

FOR IMMEDIATE RELEASE

Contact: Terri McKay, FHLBank Pittsburgh: 412-288-2830; cell 412-523-8511 tmckay@fhlb-pgh.com

FHLBANK PITTSBURGH ANNOUNCES FIRST QUARTER 2010 FINANCIAL RESULTS

PITTSBURGH, April 29, 2010 – The Federal Home Loan Bank of Pittsburgh (FHLBank) today announced unaudited financial results for first quarter 2010.

Operating Results
For the first quarter of 2010, net income was $9.9 million, compared to a net loss of ($23.6) million for first quarter 2009, an improvement of $33.5 million, or 141.9%. This improvement was driven by higher net interest income and a non-recurring contingency reserve recorded in first quarter 2009. For the three months ended March 31, 2010 and 2009, net other-than-temporary impairment (OTTI) charges on the Bank’s private-label mortgage-backed securities (MBS) investment portfolio were $27.6 million and $30.5 million, respectively.

First quarter 2010 performance resulted in earnings per share of $0.25, compared to a loss per share of ($0.59) in the same period in 2009. First quarter 2010 performance allowed FHLBank Pittsburgh to set aside $1.1 million for affordable housing programs.

The credit portion of FHLBank OTTI charges is based on projected losses on the collateral underlying certain of the FHLBank’s private-label residential MBS and home equity loan investments. Each quarter, working with the FHLBank System OTTI Governance Committee, the Bank updates its OTTI analysis to reflect current loan performance and current housing market assumptions in its collateral loss projection models, which generate the projected losses.

more

• 601 Grant Street • Pittsburgh, PA 15219-4455 • 412-288-3400 • www.fhlb-pgh.com

FHLBank Pittsburgh Reports First Quarter 2010 Results – page two

The Bank actively monitors the credit quality of its MBS. It is not possible to predict the magnitude of additional OTTI charges in the future because that will depend on many factors, including economic, financial market and housing market conditions and the actual and projected performance of the loan collateral underlying the Bank’s MBS. If delinquency and/or loss rates on mortgages and/or home equity loans continue to increase, and/or there is a further decline in residential real estate values, the Bank could experience reduced yields or further losses on these investment securities.

Net interest income for the quarter ended March 31, 2010, after provision (benefit) for credit losses, was $59.1 million, an increase of $3.1 million, or 5.5%, from $56.0 million for first quarter 2009. Improved funding costs more than offset the lower volume of interest-earning assets. The net interest margin improved 11 basis points to 37 basis points.

Balance Sheet Highlights
Total loans to members, also called advances, decreased $4.4 billion, or 10.7%, to $36.8 billion at
March 31, 2010, compared to $41.2 billion at December 31, 2009. Demand for advances has declined steadily since late 2008 primarily due to high member deposits, low member demand and availability of liquidity through government programs.

At March 31, 2010, total assets were $58.7 billion, a decrease of $6.6 billion, or 10.1%, from $65.3 billion at December 31, 2009. Total capital at March 31, 2010, was $3.8 billion, an increase of $124.9 million, or 3.4%, from $3.7 billion at December 31, 2009. Retained earnings were $398.9 million at March 31, 2010, an increase of $9.9 million, or 2.5%, from $389.0 million at December 31, 2009. At March 31, 2010, FHLBank Pittsburgh had total regulatory capital of $4.4 billion and remained in compliance with all regulatory capital requirements.

On December 23, 2008, FHLBank Pittsburgh management and Board of Directors announced the suspension of both dividend payments and the repurchase of capital stock until such time as it becomes prudent to reinstate either or both. This suspension remains in effect and, therefore, no dividends were declared or paid in the first quarter of 2010.

more

FHLBank Pittsburgh Reports First Quarter 2010 Results – page three

Detailed financial information regarding the first quarter 2010 results will be available in FHLBank Pittsburgh’s first quarter 2010 Form 10-Q filing, which the Bank anticipates filing on May 10, 2010. Detailed financial information regarding 2009 is available in the 2009 Form 10-K, which can be accessed through FHLBank Pittsburgh’s web site at www.fhlb-pgh.com, or on the SEC’s web site at www.sec.gov.

FHLBank Pittsburgh is a wholesale bank that serves the housing finance and community and economic development needs of its owner-members. FHLBank Pittsburgh provides reliable access to low-cost funds, competitive pricing in the purchase of mortgage loans, correspondent banking, technical assistance, affordable housing grants and other programs so members can better serve their own communities. FHLBank Pittsburgh is privately capitalized and funded, does not use taxpayer dollars, and enjoys a triple-A rating. At March 31, 2010, it had 318 members in its district of Delaware, Pennsylvania and West Virginia and approximately $59 billion in assets. FHLBank Pittsburgh is one of twelve Banks in the Federal Home Loan Bank System, established by Congress in 1932 to support the residential mortgage and community development activities of local financial institutions.

This document contains “forward-looking statements” – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Actual performance or events may differ materially from that expected or implied in forward-looking statements because of many factors. Such factors may include, but are not limited to, general economic conditions (including effects on, among other things, mortgage-backed securities), the Bank’s ability to maintain adequate capital levels (including meeting applicable regulatory capital requirements), changes in our membership profile, demand for advances, changes in projected business volumes, business and capital plan adjustments and amendments, regulatory actions or approvals, competitive pressure from alternative member funding sources, government actions and programs in response to the credit crisis, accounting adjustments or requirements, interest-rate volatility, our ability to appropriately manage our cost of funds, the cost-effectiveness of our funding, hedging and asset-liability management activities, and shifts in demand for our products and consolidated obligations. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. The FHLBank Pittsburgh does not undertake to update any forward-looking statements made in this announcement.

more

FHLBank Pittsburgh Reports First Quarter 2010 Results – page four

Unaudited Statements of Condition and Operations
(in millions)

	March 31,	December 31,
Statement of Condition	2010	2009
ASSETS:
Investments (1)	$16,241.0	$17,173.5
Advances	36,823.8	41,177.3
Mortgage loans held for portfolio, net	4,991.2	5,162.8
All other assets	600.0	1,777.3

Total Assets	$58,656.0	$65,290.9

LIABILITIES:
Consolidated obligations, net	$52,467.5	$59,312.8
All other liabilities	2,350.5	2,265.0

Total Liabilities	54,818.0	61,577.8
CAPITAL:
Total capital stock	4,035.1	4,018.0
Retained earnings	398.9	389.0
Accumulated other comprehensive loss	(596.0)	(693.9)

Total Capital	3,838.0	3,713.1

Total Liabilities and Capital	$58,656.0	$65,290.9

(1) Includes held-to-maturity securities, available-for-sale securities, trading securities, interest-bearing deposits and Federal funds sold
	For the three months ended March 31,

Statement of Operations	2010	2009

Total interest income	$246.0	$477.8
Total interest expense	187.0	421.4

Net interest income	59.0	56.4
Provision (benefit) for credit losses	(0.1)	0.4
Total OTTI losses	(2.2)	(324.8)
Portion of OTTI losses recognized in other
comprehensive loss	(25.4)	294.3

Net OTTI losses	(27.6)	(30.5)
All other loss	(1.9)	(33.9)
All other expense	16.2	15.2

Income before assessments	13.4	(23.6)
Affordable Housing Program	1.1	-
REFCORP	2.4	—

Total assessments	3.5	0.0
Net Income (Loss)	$9.9	($23.6)

# # #